OSF FINANCIAL SERVICES. INC.
2640 FOUNTAINVIEW DR,. #1 39
HOUSTON, TX 77057




                       EMPLOYMENT AGREEMENT


This Agreement for Employment is made June 15's', 2001 by and between OSF Financial Services, Inc. ("Employer") and Yvonne E.
Hardy ("Employee").

For good and valuable consideration, receipt of which is hereby acknowledged the Employer shall employ as any Employee subject to the following terms and conditions.

1.The Employee shall commence employment on January 1, 2001.

2. The Employee shall perform the following duties and responsibilities:

POSITION: PRESIDENT/CHIEF UNDERWRITER

DUTIES & RESPONSIBILITIES

The President/Underwriter - shall have the following duties and responsibilities:

     A. The purpose, duty and responsibility of the President/Chief Underwriter is to provide oversight and manage all loan processing personnel (to include underwriters, loan processors, loan closers), analyze, underwrite and fund residential mortgage loans in accordance with applicable lending guidelines such as, FHA, VA, Fannie Mae, Freddie Mac, USDA Rural Development, conventional/non-conforming and OSF Quality Control Management policies.

          President/Chief Underwriter shall provide direct oversight and supervision over Loan Processing Center through telephonic, electronic and personal visits with and to the Loan Processing Center semi-monthly.

     B. The President/Chief Underwriter must establish and keep clear, concise communication with the Loan Processing Center Manager, the Vice President and the Director of the Loan Processing Center. Electronic messages are highly recommended. Hard copy files are required to kept at the corporate officc.

     C. The President/Chief Underwriter is responsible for the following:

          1. For management and oversight of the loan processing, closing and funding operations;
     2. Is responsible for the implementation and enforcement of company policies;

     3. Ensuring compliance with lending guidelines along with federal and state laws;

     4. Ensuring that Loan Processing Center Management is performing their assigned duties and responsibilities in accordance with the standards of the industry and policies of the company and in accordance with the laws, rules and regulations;

     5. Informing the corporation's CEO and Director of Administration of any violation of company's policy, lending guidelines and/or federal and state laws. This must be in writing withing 24 hours of its occurrence;

     6.  Encourage subordinates to develop and implement
          "Customer Relations" ideas and concepts to facilitate and perpetuate a growing business atmosphere.

     7. Ensure that loan processing staff is properly train and capable of meeting the company's monthly goals by having subordinates develop and implement training programs.
          Participate, plan, monitor and supervise training programs for all loan processing personnel.

D. The PresidenilChief Underwriter shall attend continuing education classes for Residential Loan Underwriters annually.

E. The President/Chief Underwriter or his/her designate shall perform administrative duties as the position requires.

F. The President/Chief Underwriter must have or become knowledgeable of all lending guidelines FHA, VA, RD, Conventional and Nonconforming, and:

     1. Must monitor to ensure that staff is knowledgeable of all loan documentation, ie., Verication of Rent (VOR), Verification of Mortgage
          (VOM), Verification of Deposit (VOD), disclosures, Good
          Faith Estimates
          ((WE), Truth-In-Lending (TIL), Loan Summary (FNMA),
          Mortgage
          Calculation Worksheet (FHA MCAW) and other required documents.
          Must know how to fill-out and/or calculate all loan documents.

     2. Must monitor to ensure that staff knows how to evaluate all verification documents for compliance with all lending guidelines (FHA, VA, RD, Conventional and Non-
          Conforming).

G. The President/Chief Underwriter must be knowledgeable of and cause to be enforce Federal and State consumer-oriented laws and other lending guidelines:
     1.  Fair Credit Reporting Act

     2.  Truth-in-Lending Act

     3.  Equal Credit Opportunity Act

     4.  Fair Housing Act

     5.  Real Estate Settlement Procedures Act

     6.  Flood Disaster Protection Act

     7. Veterans Administration (VA) Guidelines (Government loans)

     8.  U.S. Dept. Of HUD - FHA Guidelines (Government loans)

     9.  U.S. Dept. Of Agriculture - Rural Development (RD)
          (Government loans)

     10. Fannie Mae Guidelines (Convention loans)

     11. Freddie Mac Guidelines (Conventional loans)

     12. Non-Conforming Lending Guidelines

H. The President/Chief Underwriter shall adhere to and enforce company policies and guidelines as indicated in the Personnel Policy Manual along with state and federal laws.

     The President/Chief Underwriter shall ensure that the Loan
     Processing Center shall be in compliance with Audit guidelines at all times by requiring the following documentation in all loan files:

        Uniform Residential Loan Application - 1003
        Conventional/FHA Prequali1~ing Sheet
        Notice to Applicants - Privacy Act
        Disclosure Statement - Transfer & Servicing
        Disclosure - Escrow
        Fee Disclosure - Amount must be filled out.
        Request for Copy or Transcript of Tax
        Letter of Consent (2)
        Good Faith Estimate of Charges (Completed and signed by
          both the applicant and the RMS)
        If VA loan, appropriate VA documents
        If RD loan, appropriate RD documents
        If FHA loan, appropriate FHA documents
              Appropriate and applicable Loan Administration Fees
               must be collected.
              All fees collected must be properly recorded in the
               loan file (hard) and electronic file (computer) by the loan officer and loan processor.
              Closing statement(s) or Termination Letter

     10. Act as liaison between corporation and all governmental agencies (HIJT)/FHA, VA, USDA/RD, Fannie Mae & Freddie
          Mac). Maintain relationships and keep in good standing.

     11. Provide public relations for the corporation.

     12 Reporting - The President/Chief Underwriter reports to the
     CEO.

     The Employee shall perform such further and other duties as are required by the Employer.

3. The Employee shall work Monday through Friday from 8 A.M. to 5:30 P.M. and such additional hours as are required by the Employer for the Employee to competently perform the duties of his position. The Employee shall use his best efforts on behalf of the Employer.

4. The Employee shall comply with all stated standards of performance, policies, rules, regulations and manuals, receipt of which by the Employee is hereby acknowledged. The Employee shall also comply with such future Employer policies, rules, regulations, performance standards and manuals as may be published or amended from time to time.

5. The Employee's employment under this Agreement shall commence January 1, 2001, and shall terminate on December 31, 2005, unless terminated prior to such time for cause. Cause is defined as actions or lack thereof that presents actual danger to the corporation or its employees, the value of its stock, or other damage(s) that are deemed detrimental to the good order and discipline of the corporation and the benefit of the shareholders.

6. The Employer shall pay to the Employee as compensation for services, and the Employee agrees to accept the sum of $45,000.00 per year payable bi-monthly of $1875.00, and be entitled to the following "fringe benefits": Medical, Dental & Life Insurance, 401(k) Plan, Stock Option Plan, Other Retirement Plan corporation may put into effect.

Bonus - Based on the corporation's annual performance (amount to be determined by the Board) the President may be eligible for a bonus.

7. This contract of employment may terminate upon the occurrence of any of the following events: (a) the death of the Employee; (b) the failure of the Employee to perform his duties satisfactorily after notice or warning thereof; (c) for just cause based upon non-performance of duties by Employee; (d) economic reasons of the Employer which may arise during the term of this Agreement and which may be beyond the control of the Employer.
In the event of termination by Employer, Employer agrees to the following without change by the Employer and/or its Board of Directors or its successors:

     1. Employee shall be entitled to cash compensation in the amount of $1,000,000.00 payable at the time of termination;
     2.  Employee shall be entitled to maintain his/her Stock
          Option Plan;
     3. Employee shall be entitled to purchase any company vehicle operated by the Employee for $1.00

If the Employee self-terminates employment for any reason besides health (mental or physical) or mandatory retirement age, the Employee shall forfeit the above guarantee benefits.

8. The Employee shall not, at any times during the period hereof, and for five (5) years from the date of termination of this Agreement, directly or indirectly, within a geographic area of 100 miles, engage in, or become involved in, any competitive or similar business as that of the within Employer.

9. Any dispute under this contract shall be required to be resolved by binding arbitration of the parties hereto. Each party shall select one arbitrator and both arbitrators shall select a third. The arbitration shall be governed by the rules of the American Arbitration Association then in force and effect.

10. This Agreement may not be assigned without prior notice by either party, and subject to the mutual consent and approval of any such assignment.

11. This Agreement constitutes the complete understanding between the parties, unless amended by a subsequent written instrument signed by the employer and employee.

Employee                                  Employer
YE.Hardy     Date                         Date
President, Chief Underwriter              Chief Executive Officer